EXHIBIT 99.2

EAGLE WIRELESS INTERNATIONAL, INC.

     TO ELECT DIRECTORS (1 & 2)
     1. To elect four directors to server until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified.

                                          FOR       WITHHOLD        FOR ALL
                                          All         All            EXCEPT
                                          ---         ---             ---

                                          To withhold authority to void, mark
                                          "For All Except" and with the
                                          nominee's number on the line below.

                                          ------------------------------------

          01) H. Dean Cubley              FOR       WITHHOLD        FOR ALL
          02) Christopher "Jim" W. Futer  All         All            EXCEPT
          03) A.L. Clifford               ---         ---             ---
          04) Dr. Glerin Allan Goerke

                                          To withhold authority to void, mark
                                          "For All Except" and with the
                                          nominee's number on the line below.

                                          ------------------------------------

     2. Upon stockholder approval of the Agreement and Plan of Reorganization between Eagle and ClearWorks.net, Inc., to elect an additional three directors to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified;

          05) Michael T. McClere
          06) Shannon D. McLerey
          07) Raymond G. Harroll III

      VOTE ON PROPOSALS

     3. To authorize the proposed issuance of shares of Eagle common stock and the assumption of stock options and warrants in connection with the Agreement and Plan of Reorganization between Eagle and ClearWorks.net, Inc., a Delaware corporation.

                  FOR     AGAINST    ABSTAIN


                  ---       ---        ---

     4. To ratify the selection of McManus & Co., P.C. as independent public accounts of the Company for the fiscal year ending August 31, 2001:

                  FOR     AGAINST    ABSTAIN


                  ---       ---        ---

     5. The transaction of such other business as may properly come before the meeting.
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      Please sign exactly as name appears on stock certificate(s), Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.


      ------------------------------            ------------------------------
      Signature                                 Signature (Joint Owners)


                       EAGLE WIRELESS INTERNATIONAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EAGLE WIRELESS INTERNATIONAL, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of EAGLE WIRELESS INTERNATIONAL, INC. (the "Company") hereby appoints H. Dean Cubley and Christopher "Jim" W. Futer, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company to be held on Wednesday, January 31, 2001 at 2:00 P.M. CST at 2500 South Shore Blvd., League City, Texas 77573 and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the purposes stated on the reverse side.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED FOR ITEMS 1,2,3 AND 4, THIS PROXY WILL BE VOTED FOR THESE ITEMS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Joint Proxy Statement/Prospectus dated January 5, 2001.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.